Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153573 of Huntington Bancshares Incorporated on Form S-8 of our report dated June 27, 2014, appearing in this Annual Report on Form 11-K of the Huntington Investment and Tax Savings Plan for the year ended December 31, 2013.

/s/ Ary Roepcke Mulchaey, P.C.

Columbus, Ohio

June 27, 2014